UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2008

FCStone Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33363	42-1091210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10330 NW Prairie View Road, Kansas City, Missouri 64153

(Address of principal executive offices) (Zip Code)

(800) 255- 6381

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

FCStone, LLC, a wholly-owned subsidiary of FCStone Group, Inc. (the “Company”) has entered into a Senior Subordinated Loan Agreement with Bank of Montreal, as agent, and BMO Capital Markets Financing, Inc., as lender, which provides that FCStone, LLC may borrow up to $25.0 million. Borrowing under this facility may be used to meet minimum capital requirements for regulatory purposes. FCStone LLC currently has capital in excess of minimum capital requirements, but has entered into the Agreement in view of the possibility of future increases in its minimum capital requirements. Payments under the Agreement are guaranteed by the Company.

The description in this report of the agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement. A copy of the agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

FCStone, LLC entered into the bridge loan in anticipation of entering into a subordinated debt credit agreement with a syndicate of lenders. FCStone LLC has obtained lending commitments from Bank of Montreal, Bank of America, N.A., CoBank ACB and Deere Credit, Inc. If a syndicated subordinated debt credit agreement is executed, the Company anticipates that this Senior Subordinated Loan Agreement will be terminated.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Senior Subordinated Loan Agreement by and among Bank of Montreal, BMO Capital Markets Financing, Inc and FCStone, LLC, dated June 2, 2008.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FCSTONE GROUP, INC.

Dated: June 5, 2008
	By:	/s/ Aaron M. Schroeder
Aaron M. Schroeder
Vice President/Chief Accounting Officer

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